                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

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                           CYBERNET INTERNET SERVICES
                              INTERNATIONAL, INC.

                                      AND

                             THE BANK OF NEW YORK,
                              as Collateral Agent,
                            Securities Intermediary
                                  and Trustee

                               ------------------


                              COLLATERAL AGREEMENT


                                  Dated as of
                                  July 8, 1999

                               ------------------

             150,000 Units Consisting of $150,000,000 in Aggregate
                Principal Amount of 14.0% Senior Notes due 2009
           and Warrants to Purchase 4,534,604 shares of Common Stock



================================================================================

          COLLATERAL AGREEMENT (this "Agreement"), dated as of July 8, 1999,
                                      ---------
between The Bank of New York, a New York banking corporation, as collateral agent and securities intermediary (in such capacities, the "Collateral Agent")
                                                            ----------------
and as Trustee (in such capacity, the "Trustee") under the Indenture (as defined
                                       -------
herein), and Cybernet Internet Services International, Inc., a Delaware corporation (the "Company").
                  -------

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, pursuant to the Unit Agreement, dated as of July 8, 1999, between the Company and The Bank of New York, as Unit Agent, as Warrant Agent and as Trustee, (the "Unit Agreement") the Company is issuing 150,000 Units (the
                      --------------
"Units"), each consisting of $1,000 aggregate principal amount of its 14% Senior
 -----
Notes due 2009 (the "Initial Notes"; and together with any Exchange Notes, the
                     -------------
"Notes") and one warrant to purchase 4,534,604 shares of common stock, par value
------
$.001, of the Company (the "Common Stock"). The Notes are to be issued under an Indenture, dated as of July 8, 1999 (the "Indenture"), between the Company and
                                          ---------
the Trustee. The warrants are to be issued under a Warrant Agreement, dated as of July 8, 1999, between the Company and The Bank of New York, as Warrant Agent;

          WHEREAS, as security for its obligations under the Notes and the Indenture, the Company has agreed to grant to the Trustee and any predecessor Trustee under the Indenture (any such Trustee acting in the name and on behalf of the Beneficiaries (as defined herein)) for the benefit of the Beneficiaries, a security interest in and lien upon the Collateral Account (as defined herein); and

          WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Collateral Account (as defined herein) and released from the security interest and lien described above;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Defined Terms.  All terms used but not defined herein shall have
               --------------
the meanings ascribed to them in the Indenture. All terms defined in the UCC (as defined herein) and not otherwise defined herein shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

          "Agent" means, with respect to the Collateral Account at any date, any
           -----
     investment advisor or advisors appointed by the Company from time to time, with notice in writing to the Collateral Agent and the Trustee. Only those persons identified in an Officers' Certificate of the Agent delivered to the Collateral Agent at the time of notice of appointment as Agent, or any such persons identified in a further certificate delivered by an authorized person of the Agent to the Collateral Agent, shall be authorized to instruct the Collateral Agent pursuant to the terms of this Agreement.

          "Applied" means that disbursed funds have been applied (i) to the
           -------
     payment of interest on the Notes, (ii) pursuant to Section 3(c) hereof or
     (iii) pursuant to Section 6(b)(iii) hereof.

          "Available Funds" mean, with respect to each Collateral Account at any
           ---------------
     date, (A) the sum of (i) the Pledged Securities and any funds or Cash Equivalents and (ii) interest earned or dividends paid on the Pledged Securities and any funds or Cash Equivalents, less (B) the aggregate disbursements made prior to such date in accordance with the terms of this Agreement.

          "Beneficiaries" shall have the meaning set forth in Section 2(b)(ii).
           -------------

          "Cash Equivalents" mean, with respect to the Collateral Account, (i)
           ----------------
     U.S. dollars and (ii) U.S. Government Securities having maturities of not later than July 1, 2002 or (iii) money market funds having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition, including any fund for which the Collateral Agent or an affiliate of the Collateral Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, notwithstanding that (A) the Collateral Agent or an affiliate of the Collateral Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length) and
     (B) the Collateral Agent charges and collects fees and expenses for services rendered, pursuant to this Agreement.

          "Collateral" shall have the meaning set forth in Section 6(a).
           ----------

          "Collateral Account" means the escrow account (and any successor
           ------------------
     account) established for the benefit of the Trustee, any predecessor Trustee under the Indenture and the holders of the Notes pursuant to
     Section 2(b)(i).

          "Collateral Funds" shall have the meaning set forth in Section 6(c).
           ----------------

          "entitlement holder" means a Person which is both an "entitlement
           ------------------
     holder" (as defined in UCC Section 8-102(a)(7)) and an "entitlement holder" (as defined in 31 C.F.R. (S) 357.2 or, as applicable, the corresponding Federal Book-Entry Regulations).

          "Federal Book-Entry Regulations" means (a) the federal regulations
           ------------------------------
     contained in Subpart B ("Treasury/Revenue Automated Debt Entry System (TRADES)" governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. (S) 357.10 through (S) 357.14 and (S) 357.41 through (S)357.44 (including related defined terms in 31 C.F.R. (S) 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other U.S. Government Securities.

          "Initial Collateral Amount" means $_________.
           -------------------------

          "Interest Payment Date" means January 1 and July 1 of each year,
           ---------------------
     commencing on January 1, 2000 until the Notes are paid in full.

          "Issue Date" means the date on which the Notes are originally issued
           ----------
     under the Indenture.

          "Payment Notice and Disbursement Request" means a notice signed by an
           ---------------------------------------
     Officer of the Company sent by the Company to the Collateral Agent requesting a disbursement of funds from the Collateral Account, in substantially the form of Exhibit A hereto.

          "Pledged Securities" mean, the U.S. Government Securities purchased by
           ------------------
     the Company and deposited in the Collateral Account.

          "Secured Obligations" shall have the meaning set forth in Section
           -------------------
     6(a).

          "securities intermediary" means a Person that is both a "securities
           -----------------------
     intermediary" (as defined in UCC Section 8-102(a)(14)) and a "securities intermediary" (as defined in 31 C.F.R. (S) 357.2 or, as applicable, the corresponding Federal Book-Entry Regulations).

          "UCC" shall mean the Uniform Commercial Code as in effect from time to
           ---
     time in the State of New York.

          "U.S. Government Securities" mean direct obligations of, or
           --------------------------
     obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and are not callable or redeemable at the option of the issuer thereof, which obligations in each case, are governed by the Federal Book-Entry Regulations.

          2.   Collateral Account; Collateral Agent.
               -------------------------------------

          (a) Appointment of Collateral Agent.  The Company and the Trustee
              --------------------------------
hereby appoint The Bank of New York as the Collateral Agent, and The Bank of New York hereby accepts such appointment under the terms and conditions of this Agreement.

          (b) Establishment of the Collateral Account.
              ----------------------------------------

          (i) On the Issue Date, the Collateral Agent shall establish an escrow account in the name of the Trustee entitled the "Collateral Account pledged by Cybernet Internet Services International, Inc. to The Bank of New York, as Trustee, acting in the name and on behalf of the Beneficiaries" at its office located at The Bank of New York, 101 Barclay Street, New York, New York 10286. The Collateral Account shall be a "securities account" as such term is defined in the UCC.

          (ii) All U.S. dollar funds, including the Initial Collateral Amount, Pledged Securities and any Cash Equivalents accepted by the Collateral Agent pursuant to this Agreement shall be held by the Collateral Agent for the Trustee for the exclusive benefit of the holders of the Notes, as secured parties hereunder (collectively, the "Beneficiaries"). All such
                                                   -------------
     funds shall be held in the Collateral Account until disbursed or paid in accordance with the terms hereof.

          (iii) On the Issue Date, the Company shall deliver, or cause the delivery of, either (x) the Initial Collateral Amount to the Collateral Agent for deposit into the Collateral Account against the Collateral Agent's written acknowledgement and receipt of the Initial Collateral Amount, and the Collateral Agent shall purchase pursuant to written instructions of the Company or its Agent, Pledged Securities or Cash Equivalents, with all or a portion of the Initial Collateral Amount, or (y) the Pledged Securities and deliver or cause to be delivered such Pledged Securities to the Collateral Agent for deposit into the Collateral Account against the Collateral Agent's written acknowledgement and receipt of such Pledged Securities. Such Pledged Securities shall be held by the Collateral Agent acting in the name and on behalf of the Beneficiaries and deposited into the Collateral Account for the exclusive benefit of the Beneficiaries. All payments of interest and principal on the Pledged Securities or Cash Equivalents shall be deposited into the Collateral Account to be paid or disbursed in accordance with the terms hereof or, to the extent permitted by Section 2(d)(i) hereof, reinvested in Cash Equivalents.

          (c) Collateral Agent Compensation.  The Company shall pay to the
              ------------------------------
Collateral Agent such compensation for services to be performed by it under this Agreement as the Company and the Collateral Agent may agree in writing from time to time. The Collateral Agent shall be paid any compensation owed to it directly by the Company and shall not disburse from the Collateral Account any such amounts nor shall the Collateral Agent have any interest in the Collateral Account with respect to such amounts.

          The Company shall reimburse the Collateral Agent upon request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in connection with this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Collateral Agent shall be paid any such expenses owed to it directly by the Company and shall not disburse from the Collateral Account any such amounts nor shall the Collateral Agent have any interest in the Collateral Account with respect to such amounts.

          (d) Investment of Funds in the Collateral Account.  Any funds on
              ----------------------------------------------
deposit in the Collateral Account which are not invested may be invested or reinvested, at the Company's option, only upon the following terms and conditions:

          (i)  Acceptable Investments with respect to the Collateral Account.
               --------------------------------------------------------------
     All funds deposited or held in the Collateral Account at any time shall be invested by the Collateral Agent in Cash Equivalents in accordance with the written instructions of the Company or its Agent from time to time to the Collateral Agent; provided, however, that (A) the Company or its Agent
                       --------  -------
     shall only designate investment of funds in Cash Equivalents maturing in an amount sufficient to and/or generating interest income sufficient to, when added to the balance of funds held in the Collateral Account, provide for the payment of interest on the outstanding Notes on each Interest Payment Date beginning on and including January 1, 2000, and through and including the Interest Payment Date on July 1, 2002, and the Company or its Agent shall designate, and hereby designates, that all cash which may from time to time be placed or deposited in or credited, transferred or delivered to such Collateral Account, be invested as promptly and to the fullest extent practicable in Cash Equivalents; and (B) any such written instructions shall specify the particular investment to be made, shall state that such investment is authorized to be made hereby and in particular satisfies the requirements of the preceding clause (A) of this proviso, shall contain the certification referred to in Section 2(d)(ii), if required, and shall be executed by an Officer of the Company or an authorized officer of the Agent. The Collateral Agent shall have no responsibility for determining whether funds held in the Collateral Account shall have been invested in such a manner so as to comply with the requirements of this clause (i). All such Cash Equivalents shall be assigned to and held in the possession of, or, in the case of Cash Equivalents maintained in book entry form with the Federal Reserve Bank, transferred to a book entry account in the name of the Collateral Agent for the benefit of the Beneficiaries, except that Cash Equivalents maintained in book entry form with the Federal Reserve Bank shall be transferred to a book entry account in the name of the Collateral Agent at the Federal Reserve Bank that includes only Cash Equivalents held by the Collateral Agent for its customers and segregated by separate recordation in the books and records of the Collateral Agent. The Collateral Agent shall not be liable for losses on any investments made by it pursuant to and in compliance with such written instructions. In the absence of instructions from the Company that meet the requirements of this Section 2(d)(i), the Collateral Agent shall have no obligation to invest funds held in the Collateral Account.

          (ii)  Security Interest in Investments.  No investment of funds in the
                ---------------------------------
     Collateral Account shall be made unless the Company has certified to the Collateral Agent and the Trustee that, upon such investment, the Trustee (acting in the name and on behalf of the Beneficiaries as appropriate) will have a first priority perfected security interest in the applicable investment. On the date of this Agreement, and on each anniversary thereof (upon receipt of written notice from the Collateral Agent), until the date upon which the balance of the Available Funds with respect to each Collateral Account shall have been reduced to zero, each of the Trustee and the Collateral Agent shall receive an Opinion of Counsel to the Company, dated such date as applicable, which opinion shall confirm the foregoing, shall meet the requirements of Section 314(b) of the United States Trust Indenture Act of 1939, as amended (the "TIA") and shall comply with
                                             ---
     Sections 11.4 and 11.5 of the Indenture. If a certificate as to a class of investments has been provided to the Collateral Agent, a certificate need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Collateral Agent may conclusively assume.

          (iii)  Interest and Dividends.  All interest earned and dividends paid
                 ----------------------
     on the Pledged Securities in the Collateral Account or any funds invested in Cash Equivalents in the Collateral Account shall be deposited in the Collateral Account as additional Collateral for the exclusive benefit of the Beneficiaries and, if not required to be disbursed in accordance with the terms hereof, subject to subsections 6(b)(iii), 6(e) and 6(f), shall be reinvested in accordance with paragraph 2(d)(i) above in accordance with the terms hereof unless the Trustee has provided written notice to the Collateral Agent that a Default or Event of Default under the Indenture has occurred or the Trustee has notified the Collateral Agent that it should only take direction from the Trustee or should no longer take direction from the Company in which case the Collateral Agent shall take directions from the Trustee.

          (iv)  Limitation on the Collateral Agent's Responsibilities.  In
                -----------------------------------------------------
     addition to the duties of a "securities intermediary" under Article 8 of the UCC, the Collateral Agent's sole additional responsibilities under this
     Section 2 shall be (A) to retain possession of certificated Cash Equivalents and to be the registered or designated owner of the Pledged Securities and any Cash Equivalents which are not certificated, (B) to follow written instructions of the Company or its Agent given in accordance with Section 2(d)(i), (C) to invest and reinvest funds pursuant to this
     Section 2(d) and (D) to use reasonable efforts to reduce to cash such Cash Equivalents as may be required to fund any disbursement or payment in accordance with Section 3. In connection with clause (d)(iv)(A) above, the Collateral Agent will maintain continuous possession in the jurisdiction of its principal place of business of certificated Cash Equivalents and funds included in the Collateral and will cause the Pledged Securities and any uncertificated dollar Cash Equivalents to be registered in the book-entry system of, and transferred to an account of the Collateral Agent or a sub-agent of the Collateral Agent at, any Federal Reserve Bank. Except as provided in Section 6, the Collateral Agent shall have no other responsibilities with respect to perfecting or maintaining the perfection of the security interest in the Collateral and shall not be required to file any instrument, document or notice in any public office at any time or times. In connection with clause (d)(iv)(A) above and subject to the following sentence, the Collateral Agent shall not be required to reduce to cash any Cash Equivalents to fund any disbursement or payment in accordance with Section 3 in the absence of written instructions signed by an Officer of the Company specifying the particular investment to liquidate. If no such written instructions are received, the Collateral Agent may liquidate those Cash Equivalents having the lowest interest rate per annum or if none such exist, those having the nearest maturity.

          (e) Substitution of the Collateral Agent.  The Collateral Agent may
              ------------------------------------
resign by giving no less than 20 Business Days prior written notice to the Company and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds, the Pledged Securities and any Cash Equivalents maintained by the Collateral Agent hereunder and copies of all books, records, plans and other documents in the Collateral Agent's possession relating to such funds, the Pledged Securities or any Cash Equivalents or this Agreement to a successor escrow agent mutually approved by the Company and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Company, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Notes and the Trustee than this Agreement and the taking of such other steps as may be necessary to give the successor escrow agent a first priority security interest in the Pledged Securities, and the Collateral Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except as set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 Business Days after notice of resignation is given to the Company, the Collateral Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

          (f) Collateral Account Statement.  At least 30 days prior to each
              -----------------------------
Interest Payment Date, the Collateral Agent shall deliver to the Company and the Trustee a statement setting forth with reasonable particularity the balance of funds then in the Collateral Account and the manner in which such funds are invested. The parties hereto irrevocably instruct the Collateral Agent that on the first date upon which the balance in the Collateral Account (including the holdings of all Cash Equivalents) is reduced to zero, the Collateral Agent shall deliver to the Company and to the Trustee a notice that the balance in the Collateral Account has been reduced to zero.

          3.   Disbursements
               -------------

          (a) Payment Notice and Disbursement Request, Disbursements.  No later
              -------------------------------------------------------
than five Business Days prior to an Interest Payment Date, the Company shall submit to the Collateral Agent with respect to the Notes, acknowledged by the Trustee, a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto.

          The Collateral Agent's disbursement pursuant to any Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3(b). Provided such Payment Notice and Disbursement Request is not rejected by it, the Collateral Agent, as soon as reasonably practicable on the Interest Payment Date, but in no event later than 10:00 a.m. (New York City time) on the Interest Payment Date, shall disburse the funds requested in such Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of the Trustee for the benefit of the Beneficiaries. The Collateral Agent shall notify the Trustee as soon as reasonably practicable (but not later than two (2) Business Days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected and the reasons(s) therefor. In the event such rejection is based upon nonsatisfaction of the condition in
Section 3(b)(I), the Company shall thereupon resubmit the Payment Notice and Disbursement Request with appropriate changes.

          (b) Conditions Precedent to Disbursement.  The Collateral Agent's
              -------------------------------------
payment of any disbursement shall be made only if: (I) the Company shall have submitted, in accordance with the provisions of Section 3(a), a completed Payment Notice and Disbursement Request to the Collateral Agent substantially in the form of Exhibit A with blanks appropriately filled in, and (II) the Collateral Agent shall not have received any written notice from the Trustee that as a result of an Event of Default under the Indenture the indebtedness represented by the Notes has been accelerated and has become due and payable (in which event the Collateral Agent shall apply all Available Funds as required by Section 6(b)(iii)).

          (c) Company Payments.  If the Company makes any interest payment or
              -----------------
portion of an interest payment on the Notes from a source of funds other than the Collateral Account ("Company Funds"), the Company may, after payment in full
                         -------------
of such interest payment, direct the Collateral Agent to release to the Company or at the direction of the Company an amount of funds from the Collateral Account less than or equal to the amount of Company Funds so expended. Upon receipt of a request from the Company (including the certificate described in the following sentence), the Collateral Agent will pay over to the Company the requested amount. Concurrently with any release of funds to the Company pursuant to this Section 3(c), the Company will deliver to the Collateral Agent an Officers' Certificate stating that such release has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or By-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company.

          (d) If at any time the principal of and interest on the Collateral exceeds 101% of the amount sufficient, in the written opinion of an internationally recognized firm of independent accountants selected by the Company and delivered to the Collateral Agent and the Trustee, to provide for payment in full of the interest on the outstanding Notes on each Interest Payment Date beginning on and including January 1, 2000 and through and including the Interest Payment Date on July 1, 2002 (or, in the event one or more interest payments have been made thereon, an amount sufficient to provide for the payment in full of any and all interest payments on the Notes then remaining, up to and including the sixth scheduled interest payment), the Company may direct the Collateral Agent and the Trustee to release any such overfunded amount to the Company or to such other party as the Company may direct. Upon receipt of written instructions executed by the Company in the form of an Officers' Certificate, the Collateral Agent shall pay, or shall cause the payment, over to the Company or the Company's designee, as the case may be, any such overfunded amount.

          (e) It is understood that the Collateral Agent and the Beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto in accordance with the provisions of this Agreement to identify (i) the Beneficiary, (ii) the Beneficiary's bank, or (iii) an intermediary bank. The Collateral Agent may apply any of the Collateral under its control for any payment order it executes using any such identifying number, even where its use may result in a Person other than the Beneficiary being paid, or the transfer of funds to a bank other than the Beneficiary's bank or a designated intermediary bank.

          4.   Collateral Agent; Trustee.
               --------------------------

          (a) Limitation of the Collateral Agent's Liability; Responsibilities
              ----------------------------------------------------------------
of the Collateral Agent.  Except as otherwise provided herein (and in any event,
------------------------
without prejudice to the Collateral Agent's representations, warranties, covenants and agreements in its capacity as securities intermediary contained herein), the Collateral Agent's responsibility and liability under this Agreement shall be limited as follows: (i) the Collateral Agent does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Company or the Trustee; (ii) the Collateral Agent shall have no responsibility or liability to the Company or holders of the Notes, the Trustee or any other person from time to time as a consequence of performance or non-performance by the Collateral Agent hereunder, except for any gross negligence or wilful misconduct of the Collateral Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct;
(iv) the Collateral Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above; and (v) the Collateral Agent does not represent, warrant or guaranty to the holders of the Notes the sufficiency, validity, perfection or priority of the Trustee's or the holders' of the Notes interest in the Collateral. In no event shall the Collateral Agent be liable (w) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company delivered in accordance with the terms hereof, (x) for any incidental, consequential, punitive or special damages, (y) for an amount in excess of the value of the Collateral Account valued as of the date of deposit or (z) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, or the Federal Reserve Treasury Book-Entry System for United States and federal agency securities, The Depository Trust Company, any depositary or any clearing agency.

          The Collateral Agent shall have no duties or responsibilities whatsoever, except those duties and responsibilities as are specifically set forth herein and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Collateral Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds, the Pledged Securities or Cash Equivalents held by it hereunder, including without limitation any liability for any delay not resulting from bad faith, negligence or wilful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

          The Collateral Agent shall be entitled to conclusively rely upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice or other writing delivered to it by the Company, any agent of the Company or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act or refrain from acting in reliance upon any instrument complying with the provisions of this Agreement or signature believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          At any time the Collateral Agent may request in writing an instruction in writing from the Company (other than with respect to any disbursement pursuant to Section 6(b)(iii)), and may at its own option but in no case is obliged to, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the
                                           --------  -------
Collateral Agent shall state in such request that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. The Collateral Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least two Business Days after the Company received the Collateral Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, the Collateral Agent has not received the written instruction requested from the Company.

          At the expense of the Company, the Collateral Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith and without gross negligence or wilful misconduct in accordance with such advice.

          The Collateral Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

          In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, the Collateral Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds, securities or property, and the Collateral Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Collateral Agent, or the Collateral Agent shall have received security or an indemnity satisfactory to the Collateral Agent sufficient to hold the Collateral Agent harmless from and against any and all loss, liability or expense which the Collateral Agent may incur by reason of its acting. The Collateral Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent may deem necessary. The costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of, the Company.

          No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

          The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire).

          (b) Limitation of the Trustee's Liability.  Except as otherwise
              --------------------------------------
provided herein, the Trustee's responsibility and liability under this Agreement shall be limited as follows: (i) the Trustee does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Company; (ii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; (iii) the Trustee is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above. In no event shall the Trustee be liable for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company delivered in accordance with the terms hereof.

          5.   Indemnity.  The Company shall indemnify, hold harmless and, if
               ----------
required or requested by the Trustee or the Collateral Agent, defend the Trustee and the Collateral Agent, as the case may be, and their respective directors, officers, agents, employees and controlling Persons, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising from the Trustee's or the Collateral Agent's performance or non-performance, or in connection with the Collateral Agent's acceptance of appointment as Collateral Agent under this Agreement, except that the Collateral Agent (including in its capacity as securities intermediary) shall not be indemnified to the extent such liability, expense or claim is solely and directly attributable to its gross negligence and willful misconduct, nor shall the Trustee be so indemnified to the extent that such liability, expense or claim is solely and directly attributable to its gross negligence or wilful misconduct. The provisions of Section 2(c) and this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Collateral Agent.

          6.   Grant of Security Interest; Instructions to the Collateral Agent.
               -----------------------------------------------------------------

          (a) The Company hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns, transfers and sets over to the Trustee for the ratable benefit of the Beneficiaries, all of the Company's right, title and interest in the Collateral Account, all securities entitlements with respect thereto and all property now or hereafter placed or deposited in, or credited to, or transferred or delivered to the Collateral Agent for placement or deposit in, or credit to the Collateral Account, including, without limitation, all of the following (whether consisting of certificated or uncertificated securities, accounts, chattel paper, documents, financial assets, security entitlements, other investment property, general intangibles, instruments, deposit accounts, bank accounts, securities accounts or other collateral accounts, money, proceeds or other items comprising such property), whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence: the Pledged Securities, all funds held therein, all Cash Equivalents held by (or otherwise maintained in the name of) the Collateral Agent pursuant to Section 2, all rights of the Company under this Agreement and all proceeds of the Collateral (including, without limitation, all interest, dividends or other earnings, income, collections and distributions from or in respect of investments or reinvestments, of the Collateral) (collectively, the "Collateral"), in order to secure all obligations and indebtedness of the
------------
Company under the Indenture, the Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the Indenture or the Notes to the holders of the Notes or to the Trustee or any predecessor Trustee (the "Secured Obligations"). The Collateral Agent hereby
                          -------------------
acknowledges the Trustee's security interest and lien as set forth above. The Company shall take all actions necessary on its part to insure the continuance of a first priority security interest in the Collateral in favor of the Trustee in order to secure all such obligations and indebtedness.

          (b) The Company and the Trustee hereby irrevocably instruct the Collateral Agent to, and the Collateral Agent shall:

          (i) in respect of the Collateral, (A) maintain the Collateral Account for the sole dominion and control (including, without limitation, "control" within the meaning of UCC Section 8-106) of the Trustee, in the name and on behalf of the Beneficiaries, over the Pledged Securities, any Cash Equivalents and any and all other property in the Collateral Account for the benefit of the Trustee and (B) maintain, or cause its agent within the jurisdiction of its principal place of business to maintain, possession of all certificated Cash Equivalents purchased hereunder that are physically possessed by the Collateral Agent (the Company hereby agreeing that in the event any certificated Cash Equivalents are in the possession of the Company or a third party, the Company shall use its best efforts to deliver all such certificates to the Collateral Agent).

          (ii) promptly notify the Trustee if an officer of the Collateral Agent responsible for administering this Agreement receives written notice that any Person has a lien or security interest upon any portion of the Collateral other than the liens created hereby;

          (iii) in addition to disbursing amounts held in escrow pursuant to any Payment Notice and Disbursement Requests given to it pursuant to
     Section 3, upon receipt of written notice from the Trustee of the acceleration of maturity of the Notes, and direction from the Trustee to disburse all Available Funds to the Trustee, as promptly as is practicable, disburse all funds held in the Collateral Account to the Trustee and transfer title to all Cash Equivalents held by the Collateral Agent hereunder to the Trustee. In addition, upon an Event of Default under the Indenture and for so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company except as specified below, sell or cause to be sold, at a price reasonably obtainable by it, the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

          (iv) comply in all respects with its covenants and agreements contained in Section 8.

          The lien and security interest provided for by this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee and the Collateral Agent shall have no security interest in, any funds disbursed by the Collateral Agent whether for payment of interest on the Notes or to the Company pursuant to this Agreement to the extent not inconsistent with the terms hereof. Notwithstanding any other provision contained in this Agreement, the Collateral Agent shall act solely as the Trustee's agent in connection with its duties herein relating to the Collateral Account or the Pledged Securities or any funds or Cash Equivalents held thereunder. The Collateral Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Collateral Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

          (c) Any money and Cash Equivalents collected by the Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section 6.13 of the Indenture. Any surplus of such cash or cash proceeds held by the Trustee and remaining after indefeasible payment in full of all the obligations under the Indenture (the "Collateral Funds") shall be paid over to the Company subject to
                ----------------
Section 7.7 of the Indenture or as a court of competent jurisdiction may direct.

          (d) The Company will execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third parties or to effect the purposes of this Agreement. The Company also hereby authorizes the Trustee to file any financing or continuation statements with respect to the Collateral without the signature of the Company (to extent permitted by applicable law). The Company will pay all reasonable costs incurred in connection with any of the foregoing. It being understood that the Trustee has no duty to file or record any document or instrument relating to Collateral.

          (e) The Company hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which the Company is obligated hereby to do, and the Trustee may, but shall not be obligated to, exercise such rights as the Company might exercise with respect to the Collateral and take any action in the Company's name to protect the Trustee's security interest hereunder.

          (f) Notwithstanding anything to the contrary contained herein or in any other agreement to which the Collateral Agent is a party, if at any time the Collateral Agent shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Trustee and relating to the Collateral Account, the Collateral Agent shall comply with such entitlement order without further consent by the Company or any other Person.

          7.   Termination.  This Agreement and the security interest in the
               ------------
Collateral evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the payment in full in cash of all interest (including any Additional Amounts, if any and Liquidated Damages, if any) due through the Interest Payment Date occurring on July 1, 2002, and the remaining Collateral, if any, shall promptly be paid over and transferred to the Company less Collateral Agent's fees, expenses or other obligations owed to the Collateral Agent, and the Collateral Agent may hold such Collateral property (or any portion thereof), pending distribution until such fees, costs and expenses or other obligations are paid; provided, however, that the obligations of the
                               --------  -------
Company under Section 2(c), Section 5 and Section 13 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation of the Collateral Agent. At such time, the Collateral Agent shall, pursuant to an Officer's Certificate stating that no Default or Event of Default is then continuing and that all required payments have been made delivered by the Company, reassign and redeliver to the Company all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Agreement. Such reassignment and delivery shall be without warranty by or recourse to the Collateral Agent in its capacity as such, except as to the absence of any Liens on the Collateral created by the Collateral Agent, and shall be at the sole expense of the Company.

          8.   Representations and Warranties.
               -------------------------------

          (a) The Company hereby represents and warrants that:

          (i) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of any applicable law or regulation or the Certificate of Incorporation and By-Laws of the Company or any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company, except for the security interests granted under this Agreement.

          (ii) Prior to delivering the same pursuant hereto, the Company is the beneficial owner of the Collateral, free and clear of any Lien or claims of any Person or entity (except for the security interest, granted under this Agreement). No financing statement covering the Collateral is on file in any public office other than the financing statements, if any, filed pursuant to this Agreement.

          (iii) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization and valid execution and delivery of this Agreement by the Trustee and the Collateral Agent and the enforceability of this Agreement against the Collateral Agent and the Trustee in accordance with its terms, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (w) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (x) general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, (y) U.S. federal and state securities laws and public policy considerations (with respect to the exculpation provisions and rights to indemnification hereunder) and (z) the waiver of rights and defenses contained in Section 15 (j) hereof.

          (iv) The Company will deliver, or cause to be delivered, such Pledged Securities to the Collateral Agent in such amount as shall be sufficient upon scheduled interest and principal payments of such Pledged Securities to provide for the payment in full of the first six scheduled interest payments on the Notes (excluding any Additional Amounts or Liquidated Damages).

          (v) Upon the delivery to the Collateral Agent of the certificates or instruments, if any, representing the Collateral and the filing of financing statements, if any, required by the UCC and the transfer and pledge to the Collateral Agent of the Collateral and the acquisition by the Collateral Agent of a security entitlement thereto in accordance with
     Section 6, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Company's Secured Obligations for the benefit of the Beneficiaries, enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Collateral from the Company other than as permitted by the Indenture.

          (vi) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company (except for any filings necessary to perfect Liens on the Collateral) or
     (y) for the exercise by the Trustee of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except, in each case, as may be required in connection with such disposition by laws affecting the offering and sale of securities.

          (vii) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Agreement or any of the transactions contemplated hereby, other than as described in the Offering Memorandum, dated July 1, 1999.

          (viii) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or any comparable or other laws, regulations or rules of any other government or governmental agency or body in Germany.

          (b) The Collateral Agent represents, warrants, covenants and agrees:

          (i) the Collateral Agent is a securities intermediary and it shall act as such with respect to the Collateral Account, the Collateral and the Trustee, and the Collateral Agent as securities intermediary shall treat the Trustee as the entitlement holder;

          (ii) all Collateral, except cash, shall be treated as "financial assets" (as defined in UCC Section 8-102(a)(9);

          (iii) the Collateral Agent, as securities intermediary, agrees to credit to the Collateral Account any and all assets and properties (but only the assets and properties) received by it which are required to be transferred, placed, delivered or credited therein or thereto;

          (iv) (a) that it is and will remain a "Participant", and (b) that it maintains and will continue to be eligible to maintain a "Participant's Securities Account" (as such terms are defined in 31 C.F.R. (S) 357.2 or, as applicable, the corresponding Federal Book-Entry Regulations) with the Federal Reserve Bank of New York;

          (v) the Collateral Agent will maintain the Collateral Account in the State of New York;

          (vi) the Collateral Agent has established account number _________ in the name "Collateral Account pledged by Cybernet Internet Services International, Inc. to The Bank of New York, as Trustee, acting in the name and on behalf of the Beneficiaries" as the Collateral Account and the Collateral Agent shall not change the name or the account number of the Collateral Account without the prior written consent of the Trustee;

          (vii) in the event that the Collateral Agent has or subsequently obtains by agreement, by operation of law or otherwise, a security interest in the Collateral Account or any security entitlement credited to the Collateral Account, the Collateral Agent hereby agrees that such security interest shall be subordinated to the security interest of the Trustee; and the financial assets and other items deposited to the Collateral Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Trustee;

          9.   Covenants.
               ----------

          (a) The Company covenants and agrees with the Beneficiaries that, from and after the date of this Agreement until the earlier of payment in full in cash of (1) all interest due through the Interest Payment Date occurring on July 1, 2002 or (2) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes:

          (A) It will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the Lien created pursuant to this Agreement) and at all times will be the sole beneficial owner of the Collateral.

          (B) It will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Collateral.

          (b) The Company covenants and agrees with the Beneficiaries that it will promptly make all filings which may be necessary or appropriate in the United States which are or may be required to create a valid and perfected first priority security interest in and to the Collateral.

          10.  Power of Attorney.
               ------------------

          In addition to all of the powers granted to the Trustee pursuant to
Article 7 of the Indenture, the Company hereby appoints and constitutes the Trustee as the Company's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under
Section 6; and (iv) taking any acts under Section 11. The Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Company, to execute and give receipt for any certificate of ownership or any document constituting Collateral, to transfer title to any item of Collateral, to sign the Company's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, to protect or perfect this security interest in the Collateral and to file the same, prepare, file and sign the Company's name of any notice of Lien, to take any other actions arising from or incident to the powers granted to the Trustee in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Company.

          11.  Trustee May Perform.
               --------------------

          If the Company fails to perform any agreement contained herein, the Trustee may itself (but shall not be obligated to) perform or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 13 hereof.

          12.  No Assumption of Duties; Reasonable Care.
               -----------------------------------------

          The rights and powers granted to the Trustee and Collateral Agent hereunder are being granted in order to preserve and protect the Trustee's and the holders' of Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee and Collateral Agent in connection therewith other than those specifically imposed hereunder. The Trustee and Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee and the Collateral Agent accord similar property in similar situations, it being understood that the Trustee and Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee or Collateral Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (iii) filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

          13.  Expenses.
               ---------

          The Company will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee that the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Beneficiaries hereunder or (iv) the failure by the Company to perform or observe any of the provisions hereof.

          14.  Security Interest Absolute.
               ---------------------------

          To the extent permitted by applicable law, all rights of the Beneficiaries and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any exchange, surrender, release or nonperfection of any Liens on any other collateral for all or any of the Secured Obligations; or

          (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or of this Agreement.

          15.  Miscellaneous.
               --------------

          (a) Waiver.  Any party hereto may specifically waive any breach of
              -------
this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of or for similar or other breaches.

          (b) Invalidity.  If for any reason whatsoever any one or more of the
              -----------
provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effect, to the maximum extent possible, the parties' intent.

          (c) Assignment.  This Agreement is personal to the parties hereto, and
              -----------
the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

          (d) Benefit.  The parties hereto and their successors and permitted
              --------
assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the Beneficiaries (including holders of the
        --------  -------
Notes) and their assigns shall be entitled to the benefits hereof and to enforce this Agreement.

          (e) Time.  Time is of the essence with respect to each provision of
              -----
this Agreement.

          (f) Entire Agreement; Amendments.  This Agreement and, with respect to
              -----------------------------
the Trustee and the Company, the Indenture, contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Company from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and none of the Collateral Agent, the Trustee or any holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right to remedy hereunder or to have acquiesced in any Default or Event of Default under the Indenture or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent, the Trustee or any holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. Written notice of any amendment shall be promptly provided by the Company to its Agent. No single or partial exercise of any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any right, power or privilege. A waiver by the Collateral Agent, the Trustee or any holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent, the Trustee or such holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail; and no amendment or modifications of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

          (g) Notices.  Any notices or other communications required or
              --------
permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

          if to the Company:

          Cybernet Internet Services International, Inc.
          Stefan-George-Ring 19-23
          D-81929 Munchen
          Facsimile No:  +49-89-993-15199
          Attention: Robert Eckert

          with a copy to:

          Powell, Goldstein, Frazer & Murphy LLP
          1001 Pennyslvania Avenue, N.W.
          Washington, D.C. 20004
          Attention:  Joseph M. Berl, Esq.
          Facsimile:  (202) 624-7222
          if to the Collateral Agent or Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21W
          New York, New York 10286
          Facsimile:  (212) 815-5915
          Attention:  Corporate Trust Trustee Administration

          Each of the Company, the Collateral Agent and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Collateral Agent and the Trustee, shall be deemed to have been given or made:
(i) as of the date so delivered if personally delivered; (ii) when receipt is acknowledged, if telecopied; and (iii) five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notwithstanding the foregoing, all notices with respect to the Collateral Agent or the Trustee will be deemed to have been given on the date received by the Collateral Agent.

          (h) Counterparts.  This Agreement may be executed in one or more
              -------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (i) Captions.  Captions in this Agreement are for convenience only and
              ---------
shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          (j) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
              ----------------------------------------------------------------
WAIVER OF DAMAGES.
------------------

          (i) EACH PARTY HERETO AGREES THAT, FOR ALL PURPOSES OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF AND WITHIN THE MEANING OF UCC SECTION 8-110, UCC SECTIONS 9-103(6) AND 31 C.F.R. (S) 357.11 (OR, AS APPLICABLE, THE CORRESPONDING FEDERAL BOOK-ENTRY REGULATIONS), THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE CREATION, PERFECTION, EFFECTS OF PERFECTION AND PRIORITY OF THE LIENS AND SECURITY INTERESTS OF THE TRUSTEE ON AND IN THE COLLATERAL ACCOUNT AND THE COLLATERAL AND THE ESTABLISHMENT AND MAINTENANCE OF THE COLLATERAL AGENT'S SECURITIES ACCOUNT) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION ON THE GROUNDS OF VENUE, FORUM NON-CONVENIENS OR ANY SIMILAR GROUNDS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, COUNTY AND STATE OF NEW

     YORK, UNITED STATES OF AMERICA, IN ANY SUIT OR PROCEEDING BASED ON OR ARISING UNDER THIS COLLATERAL AGREEMENT, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH SUIT OR PROCEEDING MAY BE DETERMINED IN ANY SUCH COURT.

          (ii) THE COMPANY AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS THE TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE COMPANY OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (iii) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND THE TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          (iv) THE COMPANY AGREES THAT NONE OF THE COLLATERAL AGENT, THE TRUSTEE OR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT, THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE

     CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT, THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

          (v) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESSOR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT, THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT, THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY ON THE ONE HAND AND THE COLLATERAL AGENT, THE TRUSTEE AND/OR THE HOLDERS OF NOTES ON THE OTHER HAND.

          (vi) IN FURTHERANCE OF THE FOREGOING, EACH PARTY HERETO AGREES THAT REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, THE "SECURITIES INTERMEDIARY'S JURISDICTION" (WITHIN THE MEANING OF UCC SECTIONS 8-110 AND 9-103(b) AND 31 C.F.R. (S)357.11 (OR, AS APPLICABLE, THE CORRESPONDING FEDERAL BOOK-ENTRY REGULATIONS) OF THE COLLATERAL AGENT WITH RESPECT TO THE COLLATERAL ACCOUNT AND THE COLLATERAL IS THE STATE OF NEW YORK.

          (vii) THE PROVISIONS OF THIS SECTION 15(J) ARE INTENDED TO BE EFFECTIVE UPON THE EXECUTION OF THIS COLLATERAL AGREEMENT WITHOUT ANY FURTHER ACTION BY THE COMPANY, THE COLLATERAL AGENT OR THE TRUSTEE AND THE INTRODUCTION OF A TRUE COPY OF THIS COLLATERAL AGREEMENT INTO EVIDENCE SHALL BE CONCLUSIVE AND FINAL EVIDENCE AS TO SUCH MATTERS.

          (k) No Adverse Interpretation of Other Agreements.  This Agreement may
              ----------------------------------------------
not be used to interpret another pledge, security or debt agreement of the Company or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

          (l) Benefits of Agreement.  Nothing in this Agreement, express or
              ----------------------
implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          (m) Interpretation of Agreement.  All terms not defined herein or in
              ----------------------------
the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          (n) Survival of Provisions.  All representations, warranties and
              -----------------------
covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

          (o) Waivers.  The Company waives presentment and demand for payment of
              --------
any of the Company's Secured Obligations, protest and notice of dishonor or default with respect to any of the Company's Secured Obligations, and all other notices to which the Company might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

          (p) Agent for Service; Submission to Jurisdiction; Waiver of
              --------------------------------------------------------
Immunities.  By the execution and delivery of this Agreement, the Company (i)
-----------
acknowledges that it has, by separate written instruments, designated and appointed Corporation Services Company ("CSC"), Two World Trade Center, Suite 8746, New York, NY 10048 (the "Authorized Agent") (and any successor entity),
                               ----------------
for a period of ten years or until such time as no Units, Notes, or Warrants remain outstanding, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, State of New York or brought under federal or state securities laws, and (ii) irrevocably authorizes and directs its Authorized Agent to accept such service, (ii) represents and warrants that the Authorized Agent has accepted such designation, (iv) submits to the jurisdiction of any such court in any such suit or proceeding and (v) agree that service of process upon the Authorized Agent and written notice of said service to the Company by first class mail in accordance with the provisions of this Agreement shall be deemed in every respect to be effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CSC in full force and effect for as long as any of the Notes remain outstanding (subject to the limitation set forth in clause (i)); provided, however, that the Company may, and to the extent CSC ceases to be able
--------  -------
to be served on the basis contemplated herein shall, by written notice to the Collateral Agent and the Trustee, designate such additional or alternative agent for service of process that (i) maintains an office located in the Borough of Manhattan, The City of New York, State of New York, and (ii) is either (x)

United States counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, The City of New York, State of New York.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which the Company owns or leases property or assets, (ii) the United States or the State of New York or (iii) Germany, or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement or the Collateral Account or actions to enforce judgments in respect of any thereof, the Company hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

          (q) U.S. Dollar Judgment Currency.  U.S. dollars are the sole currency
              ------------------------------
of account and payment for all sums payable by the Company under or in connection with the Collateral Account including damages. Any amount received or recovered in a currency other than dollars (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by the Collateral Agent or the Trustee in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under this Agreement, the Company shall indemnify it against any loss sustained by it as a result. If that dollar amount is greater than the dollar amount expressed to be due to the recipient under this Agreement, the Company shall be entitled to the amount of such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Collateral Agent or Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Collateral Agent and Trustee, and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Collateral Account.

          (r) Notwithstanding any other provision of this Agreement, in no event shall the Collateral Agent be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (s) Each party hereto, except the Collateral Agent, shall provide the Collateral Agent, as soon as practicable, with their Tax Identification Number as assigned by the Internal Revenue Service. All interest or other income earned under the Collateral Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

          (t) Notwithstanding any other provision of this Agreement, prior to termination hereof as contemplated by Section 7, any instruction by the Company to the Collateral Agent with respect to the Collateral Account or the Collateral shall be effective only to the extent acknowledged or expressly permitted (in each case, in writing by notice of the Trustee to the Collateral Agent) by the Trustee.

          SECTION 16.    Successors.  All agreements of the Company in this
                         -----------
Agreement shall bind its successors. All agreements of the Collateral Agent in this Agreement shall bind its successors.

          IN WITNESS WHEREOF, the parties have executed and delivered this Collateral Agreement as of the day first above written.


                                 CYBERNET INTERNET SERVICES
                                 INTERNATIONAL, INC.


                                 By:  /s/ Authorized Signatory
                                      --------------------------

                                 By:  /s/ Authorized Signatory
                                      --------------------------

                                 THE BANK OF NEW YORK, as Collateral Agent and Securities Intermediary


                                 By:  /s/ Authorized Signatory
                                      ------------------------------


                                 THE BANK OF NEW YORK, as Trustee


                                 By:  /s/ Authorized Signatory
                                      -------------------------------

                                                                       EXHIBIT A

                Form of Payment Notice and Disbursement Request

                          [Letterhead of the Company]

                                     [Date]


The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286

          Re:  Disbursement Request No. ____


Ladies and Gentlemen:

          We refer to the Collateral Agreement, dated as of July 8, 1999 (the "Collateral Agreement"), between you as the escrow agent and securities
---------------------
intermediary (in such capacities, the "Collateral Agent"), and as the Trustee
                                       ----------------
(in such capacity, the "Trustee"), and Cybernet Internet Services International,
                        -------
Inc., a Delaware corporation (the "Company").  Capitalized terms used herein
                                   -------
shall have the meaning given in the Collateral Agreement.

          This letter constitutes a Payment Notice and Disbursement Request under the Collateral Agreement.

          (choose one or more of the following, as applicable)

          [The undersigned hereby notifies you that a scheduled interest payment in the amount of $________ is due and payable on __________, ___ with respect to the Notes and requests a disbursement of funds contained in the Collateral Account in such amount to the Trustee.]

          [The undersigned hereby notifies you and certifies to you that the release of [$________ of funds from the Collateral Account] to the Company (to an account designated by the Company in writing), is currently permitted to be released in accordance with Section 3(c) of the Collateral Agreement, a duly executed Officers' Certificate which complies with the requirements of the applicable Section of the Collateral Agreement and with the Indenture is attached hereto, and such amount shall be so remitted to the Company.]

          [The undersigned hereby notifies you that the Collateral Agreement has been terminated in accordance with Section 7 thereof, a duly executed Officers' Certificate which complies with the requirements of the applicable Section of the Collateral Agreement and with the Indenture is attached hereto, and requests that you release the remaining Collateral contained in the Collateral Account to the Company.]

          [The undersigned hereby notifies you that there has been an acceleration of the maturity of the Notes. Accordingly, you are hereby requested to disburse all remaining funds contained in the Collateral Account to the Trustee such that the balance in the Collateral Account is reduced to zero.]

          In connection with the requested disbursement, the undersigned hereby notifies you that:

          1. [The Notes have not, as a result of an Event of Default under the Indenture, been accelerated and become due and payable.]

          2. [All prior disbursements from the Collateral Account have been Applied.]

          3. [add wire instructions]

          The Collateral Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.


                                    CYBERNET INTERNET SERVICES
                                    INTERNATIONAL, INC.



                                    By:
                                        ----------------------------
                                        Name:
                                        Title:


                                    By:
                                        ----------------------------
                                        Name:
                                        Title:



ACKNOWLEDGED BY:

THE BANK OF NEW YORK, as Trustee



By:
    -------------------------------
    Name:
    Title: